AGREEMENT AND PLAN OF MERGER

            This Agreement and Plan of Merger ("Agreement") is made as of the 1stday of November, 1999, by and among IT Staffing Ltd., an Ontario corporation ("Parent") with a place of business at 55 University Avenue, Suite 505, Toronto, Ontario, Canada M5J 2H7; ITS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Subsidiary") whose address is 1209 Orange Street, Wilmington, Delaware 19801, and Trans Global Services, Inc., a Delaware corporation ("Trans Global") with a place of business at 1393 Veterans Memorial Highway, Hauppauge, New York 11788. Parent, Subsidiary and Trans Global are referred to individually as a "Party" and collectively as the "Parties."

                                    PREAMBLE

            WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), Subsidiary will be merged with and into Trans Global (the "Merger"); and

            WHEREAS, this Agreement constitutes a plan of merger pursuant to
Section 368 of the Internal Revenue Code of 1986, as amended.

            NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   THE MERGER

            (a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as herein defined) Subsidiary shall be merged with and into Trans Global, the separate existence of Subsidiary shall cease and Trans Global shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

            (b) Consummation of the Merger. Subject to the satisfaction of the conditions set forth in Article 8 herein (the "Closing Conditions"), the consummation of the Merger will take place as promptly as practicable after the satisfaction or waiver of the Closing Conditions. The closing (the "Closing") shall be held at the offices of Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, New York 10158 within five (5) business days after approval of the Merger by the stockholders of Trans Global and Parent, unless such other time and place is agreed to in writing by the Parties hereto. The date on which the Closing occurs is the "Closing Date."

            (c) Effective Time. As promptly as practicable after the Closing, the Parties shall cause the Merger to be consummated by filing, and the Merger shall become effective immediately upon the filing, of a certificate of merger (the "Merger Certificate") with the Secretary of State of the State of Delaware in substantially the form annexed hereto as Exhibit 1, executed in accordance with the relevant provisions of Delaware Law. The date and time of such filing is referred to as the "Effective Time." The date on which the Effective Time occurs is referred to as the "Effective Date."

            (d) Effect of the Merger. At and after the Effective Time, the Merger shall be effective as provided in the applicable provisions of Delaware Law. The corporate existence of Trans Global, as the Surviving Corporation, with all of its purposes and powers, shall continue unaffected and unimpaired by the Merger, and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware and succeed to all rights, assets, liabilities and obligations of Subsidiary in accordance with Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Trans Global and Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Trans Global and Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation. The separate existence and corporate organization of Subsidiary shall cease at the Effective Time and thereafter Subsidiary and Trans Global shall be a single corporate, to wit, Trans Global.

            (e) Certificate of Incorporation; By-Laws. At and after the Effective Time, the Certificate of Incorporation and By-Laws of Trans Global, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation, except that, as provided in the Certificate of Merger, paragraph 4(a) of Trans Global's Certificate of Incorporation shall be amended to read as follows:

      "(a) The total number of shares of capital stock which the corporation is authorized to issue is 1,000 shares, all of which shall be shares of Common Stock and shall have a par value of $.01 per share."

            (f) Directors and Officers. At and after the Effective Time, the directors and officers of the Surviving Corporation shall be the individuals named in Exhibit 2 hereto, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

            (g) Further Actions. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment or assurances or any other things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of Subsidiary acquired or to be acquired by reason of or as a result of the Merger, Subsidiary and its officers and directors in office immediately prior to the Effective Time shall and will execute and deliver all such proper deeds, assignments and assurances and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise carry out the purpose of this Agreement, and the officers of the Surviving Corporation are fully authorized in the name of Subsidiary or otherwise to take any and all such action with the same effect as if such persons were officers of Subsidiary.

            (h) Appraisal Rights. Shares of Trans Global Common Stock that are outstanding immediately prior to the Effective Date and which are held by stockholders who shall (I) not have voted in favor of the Merger, (ii) have taken all action required under Delaware Law to exercise their rights of appraisal in accordance with Section 262 of the Delaware Law, and (iii) not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting Shares"), shall not be converted into shares of ITS Common Stock. Such holders shall be entitled to receive payment of the appraised value of such shares from Parent, except that all Dissenting Shares held by holders who shall have failed to perfect or who have effectively withdrawn or lost their rights of appraisal of such Dissenting Shares, shall thereupon be deemed to have converted into and have become as of the Effective Time, for the right to receive, without any interest thereon, shares of ITS Common Stock as provided in Article 2(b) herein, upon the surrender of the certificates representing such shares as provided in Article 2 hereof.

                                    ARTICLE 2
                              CONVERSION OF SHARES

            (a) Exchange Ratio Defined. The Exchange Ratio shall mean the number of common shares, with no par value ("ITS Common Stock"), of Parent issuable with respect to one (1) share of common stock, par value $.01 per share ("TGSI Common Stock"), of Trans Global, and the Reciprocal Exchange Ratio shall mean one (1) divided by the Exchange Ratio. The Exchange Ratio shall be one-fourth (1/4).

            (b) Exchange of Shares of TGSI Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                  (i) All shares of Trans Global capital stock which are held in treasury of Trans Global shall be canceled.

                  (ii) Each share of TGSI Common Stock which is issued and outstanding at the Effective Time shall become and be converted into the number of shares of ITS Common Stock equal to the Exchange Ratio.

                  (iii) Each issued and outstanding share of common stock, par value $.01 per share ("Subsidiary Stock"), of Subsidiary, shall become and be converted into one (1) share of TGSI Common Stock.

            (c) Determination of Issued and Outstanding Shares of TGSI Common Stock. For the purposes of determining the number of shares of TGSI Common Stock issued and outstanding at the Effective Time:

                  (i) All shares of TGSI Common Stock which are issuable upon exercise of options or warrants which have been exercised prior to the close of business on the Closing Date (or prior to the Effective Time if the Effective Time shall be on a day subsequent to the Closing Date) shall be deemed issued and outstanding, regardless of whether (A) any checks issued in respect of such exercise shall have cleared or (B) any stock certificates shall have been issued, provided, that no certificate for shares of ITS Common Stock shall be issued in respect of such shares until Trans Global shall be advised by its bank that the checks have cleared.

                  (ii) All Dissenting Shares shall not be deemed to be issued and outstanding shares except to the extent that the holders thereof shall withdraw their notice of appraisal, fail to perfect their rights of appraisal in accordance with Delaware law or are otherwise not eligible to exercise their rights of appraisal.

            (d) Exchange Ratio of Stock Options and Warrants. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding option and warrant to purchase one share of TGSI Common Stock (collectively, the "TGSI Options") shall become and be converted into options and warrants (collectively, "ITS Options") to purchase such number of shares of ITS Common Stock as equals the product of the Exchange Ratio multiplied by number of shares of TGSI Common Stock subject to the TGSI Options at an exercise price determined by multiplying the exercise price per share of TGSI Common Stock in effect immediately prior to the Effective Time by the Reciprocal Exchange Ratio.

                                    ARTICLE 3
                            EXCHANGE OF CERTIFICATES

            (a) Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates which, prior thereto, represented one or more shares of TGSI Common Stock shall be required to surrender the same to Continental Stock Transfer & Trust Company, New York, New York, as exchange agent (the "Exchange Agent"), and such holders shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of whole shares of ITS Common Stock into which the shares of TGSI Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted pursuant to this Article 3, together with cash as set forth in Article 3(b) of this Agreement. Until so surrendered, each such outstanding certificate which, prior to the Effective Time, represented shares of TGSI Common Stock shall be deemed for all corporate purpose, subject to the further provisions of this Article 3, to evidence the ownership of the number of whole shares of ITS Common Stock into which such shares of TGSI Common Stock have been so converted. No dividend payable to holders of shares of ITS Common Stock of record as of any date subsequent to the Effective Time shall be paid to the holder of any certificate which, prior to the Effective Time, represented shares of TGSI Common Stock, unless and until such certificate is surrendered as provided in this Article 3(a).

            (b) Cash in Lieu of Fractional Shares. No certificate or scrip representing fractional shares of ITS Common Stock shall be issued upon the surrender of certificates representing shares of TGSI Common Stock pursuant to this Agreement of Merger, and no dividend declaration by the Board of Directors of Parent shall relate to any such fractional share. Fractional shares shall be rounded to the nearest one-hundredth of a share. In lieu of such fractional share, Parent will pay cash to any holder of shares of TGSI Common Stock entitled to a fractional share of ITS Common Stock. Such cash will be held by the Exchange Agent and delivered to the initial holder of record of the certificate representing shares of ITS Common Stock issued in exchange for such shares of TGSI Common Stock, without interest, only upon presentation for transfer or exchange of certificates representing such holder's shares of TGSI Common Stock. Payment for the fractional share interest will be based upon the last reported sales price on the Nasdaq SmallCap Market of one (1) share of ITS Common Stock on the Effective Date, or, if shares of ITS Common Stock shall not be traded on such market on the Effective Date, the average of the closing bid and asked prices on such date shall be used.

            (c) Full Satisfaction of Rights. All shares of ITS Common Stock into which the TGSI Common Stock shall have been converted pursuant to this Article 3 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares. If any certificate for such shares of ITS Common Stock is to be issued in a name other than that in which the certificate for TGSI Common Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the holder of TGSI Common Stock requesting such exchange shall pay to the Exchange Agent, any transfer or other taxes required by reason of the issuance of certificate for such shares of ITS Common Stock in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

            (d) Cancellation of Certificates. All certificates representing shares of TGSI Common Stock which shall be converted into shares of ITS Common Stock pursuant to this Article 3 shall be canceled upon delivery thereof to the Exchange Agent pursuant to this Agreement.

            (e) Closing of Transfer Books. On the Effective Date, the stock transfer book of TGSI shall be deemed to be closed and no transfer of shares of TGSI Common Stock shall thereafter be recorded thereon.

            (f) TGSI Options. As soon as practical after the Effective Date, Parent shall give written notice to each holder of a TGSI Option, by first class mail at such person's address set forth on Trans Global's books and records, as to the number of shares of ITS Common Stock issuable upon exercise of such holder's TGSI Options and as to the exercise price of such TGSI Options as adjusted for the Merger.

                                    ARTICLE 4
                 DELIVERIES BY THE PARTIES; CERTAIN DEFINITIONS

            (a) Deliveries by the Parties. It shall be a condition to obligations of Parent and Subsidiary to close that, at the Closing, Trans Global shall have delivered or caused to be delivered to Parent the closing documents listed in Article 8 herein. It shall be a condition to the obligations of Trans Global to close that, at the Closing, Parent and Subsidiary shall have delivered or caused to be delivered to Trans Global the closing documents listed in
Article 8 herein.

            (b) Further Assurances. At or after the Closing, Trans Global, Parent and Subsidiary shall prepare, execute, and deliver, such further instruments of conveyance, sale, assignment or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement.

            (c) Certain Defined Terms. In this Agreement:

                  (i) Any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. Any agreement, instrument, lease, note, debenture, indenture, action, proceeding, inquiry or investigation shall be deemed to be material if disclosure thereof would be required pursuant to Regulation S-B of the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") or if the filing thereof as an exhibit is required pursuant to said Regulation S-B.

                  (ii) Any reference to a "Material Adverse Effect" with respect to any entity or group of entities shall be broadly construed to mean any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity or group of entities.

                  (iii) Any reference to a Party's "knowledge" means the actual knowledge of such Party's executive officers.

                  (iv) Any reference to "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

                        (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), and

                        (B) any liability for the payment of any amounts of the type described in clause (A) of this Article 4(c)(iv) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

                        (C) any liability for the payment of any amounts of the type described in clauses (A) or (B) of this Article 4(c)(iv) as a result of any express or implied obligation to indemnify any other person.

                  (v) "Tax Return" shall mean any return, statement, report or form, including, without limitation, estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes.

                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF TRANS GLOBAL

      Except as set forth in the Schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Parent, Trans Global hereby represents and warrants to Parent and Subsidiary as follows:

            (a) Organization, Standing, and Power. Trans Global is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Trans Global is duly qualified to do business as a foreign corporation doing business in the each state in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Trans Global has no subsidiaries except for TGS Services, Inc., a Delaware corporation, Avionics Research Holdings, Inc., a New York corporation, Resource Management International, Inc., a Delaware Corporation, Avionics Research Corporation, a New York corporation, and Avionics Research Corporation of Florida, a Florida corporation (collectively, the "Trans Global Subsidiaries" and each a "Trans Global Subsidiary"). Each Trans Global Subsidiary is duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Trans Global Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to conduct business and is in good standing in each jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Trans Global does not own any shares of capital stock of any corporation other than stock of Trans Global Subsidiaries and it does not have any other ownership interest in any partnership (general or limited), limited liability company or other entity, whether foreign or domestic (collectively such ownership interests including capital stock, "Equity Interests" and each an "Equity Interest"). No Trans Global

Subsidiary owns any Equity Interest except for ownership of stock in other Trans Global Subsidiaries or as otherwise set forth in Schedule 5(a) to this Agreement.

            (b) Capitalization.

                  (i) The authorized capital stock of Trans Global consists of 25,000,000 shares of TGSI Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("TGSI Preferred Stock"). As of the date of this Agreement, there were 3,819,716 issued and 2,669,716 outstanding shares of TGSI Common Stock, 1,150,000 shares of TGSI Common Stock held as treasury shares and no issued or outstanding shares of TGSI Preferred Stock. Except for 1,804,973 shares of TGSI Common Stock reserved for issuance (consisting of 912,661 shares of TGSI Common Stock reserved for issuance upon exercise of options available for grant under stock options plans, of which options to purchase 130,000 shares of TGSI Common Stock are issuable pursuant to Trans Global's 1999 Long-Term Incentive Plan, which is subject to stockholder approval, and 892,312 shares of TGSI Common Stock reserved for issuance upon exercise of outstanding warrants), no shares of capital stock have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from Trans Global except as provided in this Agreement. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Trans Global. The outstanding shares of TGSI Common Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state and Federal securities laws.

                  (ii) All of the issued and outstanding capital stock of each of the Trans Global Subsidiaries is owned by either Trans Global or a Trans Global Subsidiary, and no Trans Global Subsidiary has issued any options, warrants or convertible securities upon the exercise or conversion of which, any shares of any class of capital stock of any Trans Global Subsidiary may be issued. All of the issued and outstanding capital stock of each of the Trans Global Subsidiaries is validly issued, fully paid, non-assessable and have been issued in compliance with all state and Federal securities laws.

            (c) Authority for Agreement. The execution, delivery, and performance of this Agreement by Trans Global has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of Trans Global enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Trans Global will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Trans Global's Certificate of Incorporation or By-Laws or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Trans Global or any Trans Global Subsidiary is a party or by which they or any of their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Trans Global or any Trans Global Subsidiary except to the extent that any breach or violation of any of the foregoing shall not constitute or result in a Material Adverse Effect.

            (d) Governmental Consent. Except as required by the Securities Act and state securities commissions or as otherwise expressly provided in this Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Trans Global in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

            (e) SEC Documents; Financial Statements.

                  (i) Trans Global has furnished to Parent a true, correct and complete copy of each statement, report, and other document filed with the United States Securities and Exchange Commission ("SEC") by Trans Global since December 31, 1998, and Trans Global will furnish Parent a true, correct and complete copy of any additional documents filed with the SEC by Trans Global prior to the time of Closing, including but not limited to, any filings in connection with a proxy statement to its stockholders. The documents filed by Trans Global with the SEC and delivered to Parent pursuant to this Agreement are referred to as the "TGSI SEC Documents."

                  (ii) Trans Global's consolidated balance sheet at December 31, 1998 and 1997 and its statements of operations, stockholders' equity and cash flows for the years then ended, together with the related notes (the "Trans Global Audited Financial Statements"), have been audited by Moore Stephens, P.C. and are included in Trans Global's Form 10-K for the year ended December 31, 1998. Trans Global's unaudited consolidated balance sheet at June 30, 1999 and its unaudited statements of operations and cash flows for the six-month period then ended and the related notes (the "Trans Global Unaudited Financial Statements") are included in Trans Global's Form 10-Q for the quarter ended June 30, 1999. The Trans Global Audited Financial Statements and Trans Global Unaudited Financial Statements (collectively, the "TGSI Financial Statements") fairly present the consolidated financial condition of Trans Global and the Trans Global Subsidiaries as of the balance sheet dates and the results of their consolidated operations and cash flows for the period ended on such balance sheet dates in accordance with United States generally accepted accounting principles consistently applied. The Trans Global Unaudited Financial Statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

                  (iii) To the knowledge of Trans Global, except as disclosed in the TGSI Financial Statements and the TGSI SEC Documents, there has been no Material Adverse Change in the financial condition, operations or businesses of Trans Global and the Trans Global Subsidiaries since June 30, 1999, except that Parent is aware that losses are continuing.

                  (iv) Except as disclosed in the TGSI Financial Statements, neither Trans Global nor any Trans Global Subsidiary has any material liabilities, contingent or otherwise, liability for taxes, or commitments extending for over one (1) year and requiring the expenditure of more than two hundred fifty thousand United States dollars (US$250,000) in the aggregate.

            (f) Litigation. Except as disclosed in the TGSI SEC Documents and the TGSI Financial Statements, neither Trans Global nor any Trans Global Subsidiaries has received notice of any material action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against Trans Global or any Trans Global Subsidiaries, which, if adversely determined, would have a Materially Adverse Effect upon Trans Global's consolidated financial position or results of operations.

            (g) Interested Party Transactions. Neither Trans Global nor any Trans Global Subsidiary is indebted to any officer or director of Trans Global or any Trans Global Subsidiary (except for compensation and reimbursement of expenses incurred in the ordinary course of business), and no such person is indebted to Trans Global or any Trans Global Subsidiary, except as disclosed or reflected in the TGSI SEC Documents or the TGSI Financial Statements.

            (h) Title to Properties; Liens. Neither Trans Global nor any Trans Global Subsidiary owns any real property. All of the assets of Trans Global and the Trans Global Subsidiaries, except those disposed of in the ordinary course of business, are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the TGSI Financial Statements or the TGSI SEC Documents, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of Citizens Business Credit Company, a division of Citizens Leasing Corporation, (iv) liens in favor of any lessor with respect to capital lease obligations disclosed in Schedule 5(h) to this Agreement, (v) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (vi) liens which arise by operation of law.

            (i) Material Contracts. Except for (i) agreements that are exhibits to the TGSI SEC Documents, (ii) contracts with clients and other contracts executed by Trans Global and the Trans Global Subsidiaries in the ordinary course of business (iii) employment agreements with officers and other agreements which are not required to be filed with the SEC and (iv) other material contracts which are listed on Schedule 5(i) to this Agreement, neither Trans Global nor any Trans Global Subsidiary is a party to or bound by any material indenture, lease, license, loan agreement, other agreement or other instrument.

            (j) Compliance. Neither Trans Global nor any Trans Global Subsidiary is in violation of any material term or provision of its Certificates of Incorporation or By-Laws, or any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, statute, rule or regulation applicable to Trans Global or any Trans Global Subsidiaries where, to the knowledge of Trans Global, the failure of compliance would have a Material Adverse Effect. To the knowledge of Trans Global, Trans Global and each of the Trans Global Subsidiaries have complied in all material respects with all laws and regulations applicable to their businesses, except as otherwise disclosed in writing to Parent.

            (k) Labor Relations. Neither Trans Global nor any Trans Global Subsidiary is a party to any collective bargaining agreement and, to Trans Global's knowledge, no organizational efforts are presently being made with respect to any of their employees. To Trans Global's knowledge, Trans Global and the Trans Global Subsidiaries have complied in all material respects with all applicable laws (including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

            (l) Tax Returns and Payment. Trans Global and the Trans Global Subsidiaries have filed all material Tax Returns required by them and have paid all Taxes shown thereon to be due, except as reflected in the TGSI Financial Statements and except for Taxes being contested in good faith. Except as disclosed in the TGSI Financial Statements and the TGSI SEC Documents, there is no material claim for Taxes that is a lien against the property of Trans Global or any Trans Global Subsidiary other than liens for taxes not yet due and payable. Neither Trans Global nor any Trans Global Subsidiary has received notification of any audit of any Tax Return of Trans Global or any Trans Global Subsidiary being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted by Trans Global or any Trans Global Subsidiary which is currently in effect, and neither Trans Global nor any Trans Global Subsidiary is a party to any agreement, contract or arrangement with any Tax Authority, which to Trans Global's knowledge, may result in the payment of any material amount in excess of the amount reflected on the TGSI Financial Statements.

            (m) Intellectual Property. Trans Global and the Trans Global Subsidiaries have title to all material patents, trademarks or trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of their businesses; provided, however, that neither Trans Global nor any Trans Global Subsidiary claims any rights in, or makes any representation or warranty with respect to, any intellectual property developed by its employees pursuant to staffing engagements. The businesses of Trans Global and the Trans Global Subsidiaries are being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to Trans Global's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by Trans Global and the Trans Global Subsidiaries; provided, however, that no representation is made with respect to any intellectual property used or generated by employees of Trans Global or any Trans Global Subsidiary pursuant to or in connection with staffing engagements.

            (n) Environmental Matters. To the knowledge of Trans Global: (i) Trans Global and the Trans Global Subsidiaries have obtained all material permits and licenses which are required in connection with their businesses under all applicable laws and regulations relating to pollution or protection of the environment (the "Environmental Laws") and are in material compliance therewith; (ii) Trans Global and the Trans Global Subsidiaries have at all times conducted their businesses in material compliance with all Environmental Laws and neither Trans Global nor any Trans Global Subsidiary has received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to Trans Global's or any Trans Global Subsidiary's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against Trans Global and/or Trans Global Subsidiaries, arising under any Environmental Laws; and (iv) there do not exist, and at no time since Trans Global and Trans Global Subsidiaries acquired any premises leased or used by them, have there existed any conditions that Trans Global believes would require remediation by Trans Global or any Trans Global Subsidiary under any Environmental Laws.

            (o) Operation since the Balance Sheet Date. Since June 30, 1999, except as contemplated by this Agreement, the TGSI SEC Documents or the TGSI Financial Statements, Trans Global and the Trans Global Subsidiaries:

                  (i) have operated their businesses substantially as they were operated prior to that date and only in the ordinary course;

                  (ii) have not declared or otherwise become liable with respect to any dividend or distribution of cash, assets or capital stock, except for the issuance of shares of TGSI Common Stock upon exercise of stock options;

                  (iii) have maintained or kept current their books, accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

                  (iv) have not made any capital expenditure, commitment or investment other than in the ordinary course of business.

            (p) Employment Agreements. Schedule 5(p) to this Agreement lists each employment agreement between Trans Global or any Trans Global Subsidiary and any director, officer or employee of Trans Global and copies of all such agreements have been provided to Parent prior to the date hereof. Except as provided in such employment agreements, all other employees of Trans Global and Trans Global Subsidiaries are terminable at will without expense or liability to Trans Global and/or Trans Global Subsidiaries other than as may be required pursuant to their staffing agreements with clients or as may be set forth in said Schedule 5(p).

            (q) Warranty Claims. To Trans Global's knowledge, there are no pending or threatened material claims against Trans Global or any Trans Global Subsidiary for any work performed by any of them for any client, including but not limited to, any services rendered under any warranties.

            (r) Brokers' and Finders' Fees. Neither Trans Global nor any Trans Global Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for the fee to be paid by Trans Global to Stephen J. Drescher ("Drescher") for services rendered in connection with the Merger pursuant to a fee agreement between Trans Global and Drescher and except for payments due to the firm providing the fairness opinion and other fees and expenses related to the consummation of the Merger.

            (s) Board Approval. The Board of Directors of Trans Global has approved this Agreement, subject to stockholder approval.

            (t) Full Disclosure. The TGSI SEC Documents, the TGSI Financial Statements and the representations and warranties of Trans Global contained in this Agreement, taken together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            (u) Survival. Each of the foregoing representations, warranties and covenants shall terminate at the Effective Time.

                                    ARTICLE 6
             REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBSIDIARY

      Except as set forth in the Schedules to this Agreement, disclosure in any one of which shall apply to any and all representations and warranties made in this Agreement, and except as otherwise disclosed in writing to Trans Global, Parent and Subsidiary hereby jointly and severally represent and warrant to Trans Global as follows:

            (a) Organization, Standing, and Power. Parent and Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the Province of Ontario and the State of Delaware, respectively, and each of Parent and Subsidiary has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Each of Parent and Subsidiary is duly qualified to do business as a foreign corporation doing business in each state and province in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Parent has no subsidiaries except for Subsidiary, Cad Cam, Inc., an Ohio corporation, Systemsearch Consulting Services Inc., an Ontario corporation, Systemsearch PS Inc., an Ontario corporation, and International Career Specialists Ltd., an Ontario corporation (collectively, the "ITS Subsidiaries" and each an "ITS Subsidiary"). Each ITS Subsidiary is duly organized, validly existing and in good standing under the laws of the state or province of its incorporation. Each ITS Subsidiary has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to conduct business and is in good standing in each jurisdiction in which it owns or leases real property and where the failure to be so qualified and in good standing would have a Material Adverse Effect. Parent does not own any Equity Interests other than the shares of capital stock of the ITS Subsidiaries. No ITS Subsidiary owns any Equity Interests.

            (b) Capitalization.

                  (i) The authorized capital stock of Parent consists of 15,000,000 shares of ITS Common Stock and 1,000,000 shares of preferred stock, no par value per share ("ITS Preferred Stock"). As of the date of this Agreement, there were issued and outstanding shares of ITS Common Stock and no issued or outstanding shares of ITS Preferred Stock. Except for 745,000 shares of ITS Common Stock reserved for issuance, consisting of ______ shares of ITS Common Stock reserved for issuance upon exercise of options available for grant under stock option plans, ______ shares of ITS Common Stock reserved for issuance upon exercise of warrants, and _____ shares of ITS Common Stock reserved for issuance upon exercise of non-plan options, no shares of capital stock of Parent have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from Parent except as provided in this Agreement. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Parent. The outstanding shares of ITS Common Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state, Federal, Canadian and provincial securities laws.

                  (ii) The authorized capital stock of Subsidiary consists of 1,000 shares of Subsidiary Stock. As of the date hereof, there were 1,000 issued and outstanding shares of Subsidiary Stock, all of which are owned by Parent. No shares of capital stock of Subsidiary have been reserved for issuance to any person, and there are no other outstanding rights, warrants, options or agreements for the purchase of capital stock from Subsidiary. No person is entitled to any preemptive or similar right with respect to the issuance of any capital stock of Subsidiary. The outstanding shares of Subsidiary Stock are validly issued, fully paid, non-assessable, and have been issued in compliance with all state and Federal securities laws.

                  (iii) All of the issued and outstanding capital stock of each of the ITS Subsidiaries is owned by Parent, and no ITS Subsidiary has issued any options, warrants or convertible securities upon the exercise or conversion of which any shares of any class of capital stock of any ITS Subsidiary may be issued.

            (c) Authority for Agreement. The execution, delivery and performance of this Agreement by Parent and Subsidiary has been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and binding obligation of Parent and Subsidiary enforceable against them in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by Parent and Subsidiary will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, their Certificates of Incorporation or their By-Laws or, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which Parent or any ITS Subsidiary is a party or by which they or any of their properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to Parent or any ITS Subsidiary except to the extent that any breach or violation of any of the foregoing shall not constitute or result in a Material Adverse Effect.

            (d) Issuance of ITS Securities.

                  (i) The shares of ITS Common Stock issuable (A) to the holders of TGSI Common Stock pursuant to this Agreement, (B) to Joseph G. Sicinski and Glen R. Charles pursuant to the Employment Agreements, as hereinafter defined,
(C) upon exercise of the ITS Options into which the TGSI Options are converted pursuant to Article 2(d) of this Agreement have been duly authorized and reserved for issuance, and, when issued pursuant to this Agreement and the Employment Agreements as the case may be, will be duly and validly authorized and issued, fully paid and non-assessable and not subject to any preemptive rights or other rights of stockholders of Parent. The shares of ITS Common Stock referred to in this Article 6(d)(i) are referred to collectively as the "Merger Shares."

                  (ii) The ITS Options, when issued to the holders of the TGSI Options pursuant to Article 2(d) of this Agreement, will constitute the valid and binding obligations of ITS, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.

            (e) Governmental Consent. Except as required by the Securities Act and state securities commissions or as otherwise expressly provided in this Agreement, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of Parent or Subsidiary in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement.

            (f) SEC Documents; Financial Statements.

                  (i) Parent has furnished to Trans Global a true, correct and complete copy of each statement, report, and other document filed with the SEC by Parent since December 31, 1998, and Parent will furnish Trans Global a true, correct and complete copy of any additional documents filed with the SEC by Parent prior to the time of Closing, including but not limited to, any filings in connection with a proxy statement to its stockholders. The documents filed by Parent with the SEC or delivered to Parent pursuant to this Agreement are referred to as the "ITS SEC Documents."

                  (ii) Parent's consolidated balance sheet at December 31, 1998 and 1997 and its statements of operations, stockholders' equity and cash flows for the years then ended, together with the related notes (the "Parent Audited Financial Statements"), have been audited by Schwartz Levitsky Feldman, LLP, Chartered Accountants. Parent's unaudited consolidated balance sheet at June 30, 1999 and its unaudited consolidated statements of operations and cash flows for the six-month period then ended and the related notes (the "Parent Unaudited Financial Statements") have been delivered to Trans Global in Schedule 6(f) to this Agreement. The Parent Audited Financial Statements and the Parent Unaudited Financial Statements (collectively, the "ITS Financial Statements") fairly present the consolidated financial condition of Parent and the ITS Subsidiaries as of the balance sheet dates and the results of their consolidated operations and cash flows for the periods ended on such balance sheet dates in accordance with United States generally accepted accounting principles consistently applied. The Parent Unaudited Financial Statements include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information for such period.

                  (iii) To the knowledge of Parent, except as disclosed in the ITS Financial Statements and the ITS SEC Documents, there has been no Material Adverse Change in the financial condition, operations or businesses of Parent or any ITS Subsidiaries since June 30, 1999.

            (g) Litigation. Except as disclosed in the ITS SEC Documents and the ITS Financial Statements, neither Parent nor any ITS Subsidiary has received notice of any material action, suit or proceeding, or governmental inquiry or investigation, pending or threatened against Parent or any ITS Subsidiary, which, if adversely determined, would have a Materially Adverse Effect upon Parent's consolidated financial position or results of operations.

            (h) Interested Party Transactions. Parent and the ITS Subsidiaries are not indebted to any officer or director of Parent or of any ITS Subsidiary (except for compensation and reimbursement of expenses), and no such person is indebted to Parent or any ITS Subsidiary, except as disclosed in the ITS SEC Documents or the ITS Financial Statements.

            (i) Title to Properties; Liens. Neither Parent nor any ITS Subsidiary owns any real property. All of the assets of Parent and the ITS Subsidiaries, except those disposed of in the ordinary course of business, are free and clear of all liens, security interests, charges and encumbrances, except (i) as disclosed on the ITS Financial Statements or the ITS SEC Documents, (ii) liens for current taxes not yet due and payable, (iii) liens in favor of Toronto-Dominion Bank and Business Development Bank of Canada, if any,
(iv) liens in favor of any lessor with respect to capital lease obligations disclosed on Schedule 6(i) to this Agreement, (v) such imperfections of title or zoning restrictions, easements or encumbrances, if any, as do not materially interfere with the present use of such property or assets, and (vi) liens which arise by operation of law.

            (j) Material Contracts. Except for (i) exhibits to the ITS SEC Documents, (ii) contracts with clients and other contracts executed by Parent and the ITS Subsidiaries in the ordinary course of business, (iii) employment agreements with officers not required to be filed with the SEC, and (iv) other material contracts which are listed on Schedule 6(j) to this Agreement, neither Parent nor any ITS Subsidiary is a party to or bound by any material indenture, lease, license, loan agreement or other agreement or instrument.

            (k) Compliance. Neither Parent nor any ITS Subsidiary is in violation of any material term or provision of their Certificates of Incorporation or By-Laws, or of any material term of any instrument, indenture, loan agreement, other agreement, judgment, decree, order, statute, rule or regulation applicable to Parent or any ITS Subsidiary where, to the knowledge of Parent, the failure of compliance would have a Material Adverse Effect. To the knowledge of Parent, Parent and each of the ITS Subsidiaries have complied in all material respects with all laws and regulations applicable to their businesses, except as otherwise disclosed in writing to Trans Global.

            (l) Labor Relations. Neither Parent nor any ITS Subsidiary is a party to any collective bargaining agreement and, to Parent's knowledge, no organizational efforts are presently being made with respect to any of their employees. To Parent's knowledge, Parent and the ITS Subsidiaries have complied in all material respects with all applicable laws (including, but not limited to, ERISA and regulations relating to employment matters including, but not limited to, those relating to wages, hours, discrimination and payment of social security and similar taxes.

            (m) Tax Returns and Payment. Parent and the ITS Subsidiaries have filed all material Tax Returns required by them and have paid all Taxes shown thereon to be due, except as reflected in the ITS Financial Statements and except for Taxes being contested in good faith. There is no material claim for Taxes that is a lien against the property of Parent or any ITS Subsidiary other than liens for taxes not yet due and payable. Neither Parent nor any ITS Subsidiary has received notification of any audit of any Tax Return of Parent or any ITS Subsidiary being conducted or pending by a Tax Authority where an adverse determination could have a Material Adverse Effect, no extension or waiver of the statute of limitations on the assessment of any taxes has been granted by Parent or any ITS Subsidiary which is currently in effect, and neither Parent nor any ITS Subsidiary is a party to any agreement, contract or arrangement with any Tax Authority, which to Parent's knowledge, may result in the payment of any material amount in excess of the amount reflected on the ITS Financial Statement.

            (n) Intellectual Property. Parent and the ITS Subsidiaries have good title to all material patents, trademarks, trade secrets, or adequate licenses and rights to use patents, trademarks, copyrights, trade names and trade secrets of others necessary to the conduct of their businesses; provided, however, that neither Parent nor any ITS Subsidiary claims any rights in, or makes any representation or warranty with respect to, any intellectual property developed by its employees pursuant to staffing engagements. The businesses of Parent and the ITS Subsidiaries are being carried on without known conflicts with patents, licenses, trademarks, copyrights, trade names and trade secrets of others and, to Parent's knowledge, no other persons are conducting their businesses in conflict with patents, licenses, trademarks, copyrights, trade names and trade secrets used by Parent and the ITS Subsidiaries; provided, however, that no representation is made with respect to any intellectual property used or generated by employees of Parent or any ITS Subsidiary pursuant to or in connection with staffing engagements.

            (o) Environmental Matters. To the knowledge of Parent: (i) Parent and the ITS Subsidiaries have obtained all material permits and licenses which are required in connection with their businesses under all applicable Environmental Laws and are in material compliance therewith; (ii) Parent and the ITS Subsidiaries have at all times conducted their businesses in material compliance with all Environmental Laws and neither Parent nor any ITS Subsidiary has received any written notice of any past, present or future events, conditions or circumstances, which would interfere with or prevent material compliance or continued material compliance with any Environmental Laws or which form the basis of any material claim, demand or investigation, based on or related to Parent's or any ITS Subsidiary's business or other activities; (iii) there is no civil, criminal or administrative action or proceeding pending or threatened against Parent and/or any ITS Subsidiary, arising under any Environmental Laws; and (iv) there do not exist, and at no time since Parent and the ITS Subsidiaries acquired any premises leased or used by them (the "Subject Premises"), have there existed any conditions that Parent believes would require remediation by Parent or any ITS Subsidiary under any Environmental Laws.

            (p) Operation since the Balance Sheet Date. Since June 30, 1999, except as contemplated by this Agreement, Parent and the ITS Subsidiaries:

                  (i) have operated their businesses substantially as they were operated prior to that date and only in the ordinary course;

                  (ii) have not declared or otherwise become liable with respect to any dividend or distribution of cash, assets or capital stock, except for the issuance of shares of ITS Common Stock upon exercise of stock options;

                  (iii) have maintained or kept current their books, accounts, records, payroll, and filings in the usual and ordinary course of business, consistent in all material respects with past practice; and

                  (iv) have not made any capital expenditure, commitment or investment other than in the ordinary course of business.

            (q) Employment Agreements. Schedule 6(q) to this Agreement lists each employment agreement between Parent or any ITS Subsidiary and any director, officer or employee of Parent and copies of all such agreements have been provided to Trans Global prior to the date hereof. Except as provided in such employment agreements, all other employees of Parent and the ITS Subsidiaries are terminable at will without expense or liability to Parent or the ITS Subsidiaries other than may be required pursuant to their staffing agreements with clients or as disclosed in said Schedule 6(q).

            (r) Warranty Claims. To Parent's knowledge, there are no pending or threatened material claims against Parent or any ITS Subsidiary for any work performed by any of them for any client, including but not limited to, any services rendered under any warranties.

            (s) Brokers' and Finders' Fees. Neither Parent nor any ITS Subsidiary has incurred, nor will any of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for the fee to be paid by Parent to Globe Capital Corp. ("Globe") for services rendered in connection with the Merger pursuant to a fee agreement between Parent and Globe and except for payments due to the firm providing the fairness opinion and other fees and expenses related to the consummation of the Merger.

            (t) Board Approval. The Board of Directors of Parent has approved this Agreement, subject to stockholder approval.

            (u) Full Disclosure. The ITS SEC Documents, the ITS Financial Statements, and the representations and warranties of Parent contained in this Agreement, taken together, do not contain any untrue statement of a material fact, or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

            (v) Survival. Each of the foregoing representations, warranties and covenants shall terminate at the Effective Time.

                                    ARTICLE 7
                     REGISTRATION STATEMENT; PROXY STATEMENT

            (a) Filing of Registration Statement. As soon as practical after the execution of this Agreement, Parent shall prepare and file with the SEC a registration statement (the "Registration Statement") on Form F-4 covering the Merger Shares (other than shares of ITS Common Stock issuable upon exercise of options which may be registered pursuant to a Form S-8, which Parent agrees to register pursuant to a registration statement on Form S-8 as soon as possible following the Effective Date). The Registration Statement shall include the joint proxy statement for use in connection with Trans Global's 1999 Annual Meeting of Stockholders and Parent's 1999 Annual Meeting of Stockholders (collectively the " Annual Meetings" and each, an "Annual Meeting"). Trans Global and Parent shall submit the Merger for stockholder approval at their respective Annual Meetings.

            (b) Mutual Cooperation. Each Party shall provide the other Party and its counsel all documents, filings and any other relevant material that shall assist in the filing of the Registration Statement. Each Party represents that all material contained in the Registration Statement that relates to such Party will be correct in all material respects and will not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which made, not misleading. The Parties shall seek to file the Registration Statement with the SEC and to have the Registration Statement declared effective by the SEC as promptly as possible.

                                   ARTICLE 8
                              CONDITIONS TO CLOSING

            (a) Conditions Precedent to Trans Global's, Parent's and Subsidiary's Obligations. The obligations of Trans Global, Parent and Subsidiary as provided in Articles 1, 2 and 3 herein shall be subject to each of the following conditions precedent, unless waived by Trans Global and Parent:

                  (i) Consents, Approvals. Parent, Subsidiary and Trans Global shall have obtained all consents and approvals of their respective Boards of Directors and stockholders, and all material consents, including any consents and waivers by the Parties' respective lenders if necessary, to the consummation of the transaction contemplated by this Agreement shall have been obtained.

                  (ii) No Stop Order. The Registration Statement shall have been declared effective by the SEC, and to the knowledge of Parent and Trans Global, no stop order shall have been issued by the SEC with respect to the Registration Statement.

                  (iii) Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for Trans Global or Parent, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the Merger.

                  (iv) Employment Agreements. Trans Global and Parent shall have entered into employment agreements (the "Employment Agreements") with Messrs. Joseph G. Sicinski and Glen R. Charles in substantially the form of Exhibits 3 and 4 to this Agreement, respectively.

            (b) Conditions Precedent to Parent's and Subsidiary's Obligations. The obligations of Parent and Subsidiary as provided in Articles 1, 2 and 3 herein shall be subject to each of the following conditions precedent, unless waived by Parent:

                  (i) Representations and Warranties. The representations and warranties by Trans Global in Article 5 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

                  (ii) Performance. Trans Global and the Trans Global Subsidiaries shall have performed and complied in all material respect with all agreements to be performed or complied with by them pursuant to this Agreement prior to or at the Closing.

                  (iii) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Parent and its counsel, and Parent and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                  (iv) Opinion of Trans Global's Counsel. Parent shall have received from counsel of Trans Global, an opinion, dated the Closing Date, as to the matters set forth in Exhibit 5 to this Agreement.

                  (v) Auditor's Comfort Letter. Parent shall have received from Moore Stephens, P.C., a letter relating to the independence of such firm and Trans Global's consolidated audited and unaudited financial statements included in the Registration Statement, which letter shall be reasonably satisfactory in form and substance to Parent.

                  (vi) Resignations. Trans Global shall have delivered the resignations of each of its directors, other than Messrs. Joseph G. Sicinski and Glen R. Charles, as a director of Trans Global.

                  (vii) Material Changes; Due Diligence. Since the date of this Agreement, there shall not have been any Material Adverse Change in the consolidated financial condition, business, assets or operations of Trans Global and the Trans Global Subsidiaries, taken as a whole, except as contemplated by this Agreement, the TGSI SEC Documents or the TGSI Financial Statements.

                  (viii) Compliance Certificate. Trans Global shall have delivered to Parent the certificate of its President, Chief Executive Officer or Chief Financial Officer as to the matters set forth in Articles 6(a)(i), (ii) and (iii) and 6(b)(i) and (ii) of this Agreement.

                  (ix) Lock-up Agreements. Joseph G. Sicinski and Glen R. Charles shall have execute a lock-up agreement satisfactory to Parent and its counsel pursuant to which each of them will agree not to publicly sell any of the shares of ITS Common Stock issued to him in the Merger until the earlier of
(i) twelve (12) months from the Closing Date or (ii) such date as any officer, director or five percent (5%) stockholder of Parent is permitted to sell any of his, her or its shares of ITS Common Stock by the underwriters of Parent's initial public offering.

                  (x) Appraisal Rights. The holders of not more than twenty percent (20%) of the shares of TGSI Common Stock which are outstanding on the Closing Date shall have exercised and perfected their rights to appraisal in connection with the Merger.

            (c) Conditions Precedent to Trans Global's Obligations. The obligation of Trans Global on the Closing Date as provided in Articles 1, 2 and 3 hereof shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived by Trans Global:

                  (i) Representations and Warranties. The representations and warranties by Parent and Subsidiaries in Article 6 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

                  (ii) Performance. Parent, Subsidiary and the other ITS Subsidiaries shall have performed and complied in all material respect with all agreements to be performed or complied with by them pursuant to this Agreement prior to or at the Closing.

                  (iii) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Trans Global and its counsel, and Trans Global and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

                  (iv) Opinion of Parent's Counsel. Trans Global shall have received from counsel of Parent, an opinion, dated the Closing Date, as to the matters set forth in Exhibit 6 to this Agreement.

                  (v) Auditor's Comfort Letter. Trans Global shall have received from Schwartz Levitsky Feldman, LLP, Chartered Accounts, a letter, dated the Closing Date, relating to the independence of such firm and Parent's consolidated audited and unaudited financial statements included in the Registration Statement, which letter shall be reasonably satisfactory in form and substance to Trans Global. If the Registration Statement includes any financial statements audited by any other accounting firm, Trans Global shall have received from such firm a letter, dated the Closing Date, relating to the independence of such firm and audited financial statements included in the Registration Statement which have been certified by such firm and the unaudited financial statements relating to such issuer which have been included in the Registration Statement, which letter shall be reasonably satisfactory in form and substance to Trans Global.

                  (vi) Material Changes; Due Diligence. Since the date of this Agreement, there shall not have been any Material Adverse Change in the consolidated financial condition, business, assets or operations of Parent and the ITS Subsidiaries (including Subsidiary), taken as a whole, except as contemplated by this Agreement, the ITS Financial Statements and the ITS SEC Documents.

                  (vii) Compliance Certificate. Parent shall have delivered to Trans Global the certificate of its President, Chief Executive Officer or Chief Financial Officer as to the matters set forth in Articles 6(a)(i), (ii) and
(iii) and 6(c)(i) and (ii) of this Agreement.

                  (viii) Election of Directors and Officers of Parent. Joseph G. Sicinski shall have been elected, as of the Effective Date, a Director of Parent and as Executive Vice President of Parent.

                  (ix) Option Grant. Parent shall have granted Joseph G. Sicinski an option to purchase 37,000 shares of ITS Common Stock during the three (3) year period following the Effective date at an exercise price of two United States dollars (US$2.00) per share. Such option shall be fully vested on the Effective Date.

                  (x) Modification of Trans Global Options. Prior to the Closing, Trans Global shall have modified all outstanding stock options granted by Trans Global pursuant to its long-term incentive plans as of the date of the execution of this Agreement, except those options having an exercise price of six United States dollars and seventy five cents (US $6.75) per share or more and except for options granted pursuant to the 1999 Long-Term Incentive Plan, to provide that the exercise price for the TGSI Common Stock issuable upon the exercise of the such options (the "Modified Trans Global Options") shall be reduced to one cent (US$.01) per share.

                                    ARTICLE 9
                                    COVENANTS

            (a) Covenants of the Parties. Each Party covenants and agrees that, during the period from the date of this Agreement until the Closing Date, such Party, which term, for purposes of this Article 9(a) shall including any subsidiaries of such Party, shall conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of the other Party:

                  (i) shall not amend their Certificates of Incorporation or By-laws;

                  (ii) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees or pursuant to staffing agreements with clients.

                  (iii) shall not merge or consolidate with any other entity or to acquire or agree to acquire any other entity (subject to the fiduciary duty of the directors of Trans Global or Parent);

                  (iv) shall not sell, transfer, or otherwise dispose of any assets of such Party required for the operations of such Party's business except in the ordinary course of business consistent with past practices;

                  (v) shall not create, incur, assume, or guarantee any indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, lien or other encumbrance on any of their assets, except those in existence on the date hereof or those granted pursuant to agreements in effect on the date of this Agreement;

                  (vi) shall not make any capital expenditure or series of capital expenditures except in the ordinary course of business;

                  (vii) shall not declare or pay any dividends on or make any distribution of any kind with respect to any of such Party's capital stock;

                  (viii) shall maintain its facilities, assets and properties in reasonable repair, order and condition, reasonable wear and tear excepted, and to notify the other Party immediately in the event of any material loss or damage to any of such Party's material assets;

                  (ix) shall maintain in full force and effect all present insurance coverage of the types and in the amounts as are in effect as of the date of this Agreement;

                  (x) shall seek to preserve the present employees, reputation and business organization of such Party and such Party's relationship with its clients and others having business dealings with it;

                  (xi) shall not issue any additional shares of the capital stock or take any action affecting the capitalization of Trans Global or Parent, except that this covenant shall not preclude the issuance of shares of TGSI Common Stock or ITS Common Stock upon exercise of options or warrants or the grant by Parent of options to purchase its common stock pursuant to stock option or incentive plans in effect on the date of this Agreement;

                  (xii) shall use commercially reasonable efforts to comply with and not be in default or violation under any law, regulation, decree or order applicable to such Party's business, operations or assets where such violation would, in such Party's judgment, have a Material Adverse Effect.

                  (xiii) shall not grant any severance or termination pay to any director, officer or any other employees of such Party, other than pursuant to agreements in effect on the date of this Agreement or as otherwise disclosed in the documents delivered pursuant to this Agreement.

                  (xiv) shall not, other than in the ordinary course of business, make or change any material election in respect of Taxes, or adopt or change any accounting method in respect of Taxes;

                  (xv) shall not terminate or waive any right of substantial value other than in the ordinary course of business;

                  (xvi) shall not enter into any material contract or commitment other than in the ordinary course of business;

            (b) Filings under the Exchange Act. Parent shall, commencing not later than the quarter ending December 31, 1999, file all reports required to be filed by a domestic corporation registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

            (c) Fairness Opinion. Within ten (10) business days after the date of this Agreement, Trans Global and Parent shall each engage a firm to provide an opinion that the terms of the Merger are fair, from a financial point of view, to the stockholders of such Party. Such firm (the "Fairness Opinion Issuer") shall be instructed to consider, in addition to the terms of this Agreement, the terms of the other agreements being executed pursuant to this Agreement. The report of such firm shall be described in the Registration Statement.

            (d) Tax Matters. The Parties shall use their best efforts to comply with the provisions of Section 367 of the Internal Revenue Code of 1986.

            (e) Annual Meetings. Parent and Trans Global shall schedule their respective Annual Meetings not later than seventy (70) days after the Effective Date of the Registration Statement, and will mail their respective proxy statements within ten (10) business days after such Effective Date.

            (f) Execution of Employment Agreements. At or prior to the Closing, Parent shall execute the Employment Agreements and grant the options described in Article 8(c)(ix).

            (g) Loans to Certain Parties. Parent shall lend up to two hundred fifty thousand dollars (US$250,000) in the aggregate to Joseph G. Sicinski and Glen R. Charles, the proceeds of which loan are to be used to pay Tax obligations of such individuals for payment of Federal and state Tax liability incurred as a result of their exercise of the Modified Trans Global Options and the issuance to them of shares of ITS Common Stock pursuant to the Employment Agreements. Such loan shall be evidenced by a promissory note and shall have the terms set forth on Exhibit 7 to this Agreement.

                                   ARTICLE 10
                                   TERMINATION

            (a) Automatic Termination. This Agreement shall automatically terminate if the stockholders of either Parent or Trans Global fail to approve the Merger at its Annual Meeting.

            (b) Termination due to Conditions Precedent.

                  (i) Parent and Subsidiary may terminate this Agreement in the event that any of the conditions to closing set forth in Articles 6(a) or (b) to this Agreement shall not have been satisfied within fifteen (15) business days after the second to occur of the Annual Meetings.

                  (ii) Trans Global may terminate this Agreement in the event that any of the conditions to closing set forth in Articles 6(a) or (c) to this Agreement shall not have been satisfied within fifteen (15) business days after the second to occur of the Annual Meetings.

                  (iii) Either Parent or Trans Global may terminate this Agreement if the SEC fails to declare the Registration Statement effective within one hundred twenty (120) days after the date the Registration Statement is filed; provided, that no Party shall be entitled to terminate this Agreement pursuant to this Article 10(b)(iii) if such Party failed to provide any information or documentation requested by the SEC in connection with the Registration Statement.

            (c) Termination by Mutual Consent. At any time prior to the Closing, this Agreement may be terminated by the written consent of both Parent and Trans Global.

            (d) Method of Termination.

                  (i) Parent may terminate this Agreement at any time prior to the Closing Date by delivery of written notice to Trans Global in the event of a material breach by Trans Global or a failure by Trans Global to perform any material obligation on its part to be performed or a material breach by Trans Global of its representations and warranties contained in Article 5 of this Agreement, and such breach or failure continues for a period of fifteen (15) business days following the giving of notice; provided, however, that if any such breach or failure cannot be cured during such fifteen (15) business day period, Trans Global shall have commenced its efforts to cure such breach and shall be diligently pursuing such cure.

                  (ii) Trans Global may terminate this Agreement at any time prior to the Closing Date by delivery of written notice to Parent in the event of a material breach by Parent or Subsidiary or a failure by Parent or Subsidiary to perform any material obligation on its part to be performed or a material breach by Parent or Subsidiary of its representations and warranties contained in Article 6 of this Agreement, and such breach or failure continues for a period of fifteen (15) business days following the giving of notice; provided, however, that if any such breach or failure cannot be cured during such fifteen (15) business day period, Parent shall have commenced its efforts to cure such breach and shall be diligently pursuing such cure.

                                   ARTICLE 11
                        CONFIDENTIALITY; NON-SOLICITATION

            (a) Confidentiality. Parent and Subsidiary, on the one hand, and Trans Global, on the other hand, will keep confidential all information and documents obtained from the other which is expressly marked as confidential (except for any information disclosed to the public pursuant to a press release authorized by the parties) and in the event the Closing does not occur will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the party subject to the confidentiality obligation, (iii) the information is independently developed, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving party when disclosed. In the event of the termination of this Agreement either Party for any reason, the Parties shall be bound by the provisions of the non-disclosure agreement dated June 9, 1999 between Parent and Trans Global, and the Parties' obligations in this Article 11 shall be in addition to, and not in lieu of, the obligations under such non-disclosure agreement.

            (b) Non-Solicitation. During to period from the date of this Agreement until the consummation or termination of this Agreement or the Merger and, in the event of the termination of this Agreement or the Merger for any reason, during the two (2) year period following the date of such termination, neither Party shall, without the consent of the other Party, directly or indirectly (i) solicit the employment or engagement, as an employee or consultant, any restricted employee or encourage any restricted employee to leave the employment of the other Party or any subsidiary of the other Party or
(ii) solicit the restricted clients, as hereinafter defined. A restricted employee shall mean any person who is employed by the other Party or any of its subsidiaries on the date of this of such termination or within six (6) months prior thereto. The restricted clients shall mean all clients of the other Party or any of its subsidiaries who were clients during the period from August 1, 1998 to the date of such termination.

                                   ARTICLE 12
                                  MISCELLANEOUS

            (a) Expenses. Each of Parent and Subsidiary, on the one hand, and Trans Global, on the other hand, shall bear its own costs, including attorneys fees and the fees of the Fairness Opinion Issuer, incurred in negotiating this Agreement and consummating of the transactions contemplated hereby; provided, however, that any such expenses of Trans Global which shall have not be paid by the Closing Date shall be promptly paid by Parent upon submission of an invoice therefor.

            (b) Termination of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in connection with the transactions contemplated hereby shall terminate at and as of the Effective Time.

            (c) Notices. All notices, requests, consents and other communications herein shall be in writing and shall be mailed by first class or certified mail, postage prepaid, or personally delivered or send by overnight courier service which obtains evidence of delivery to the Party and its counsel as follows:

                  If to Parent and Subsidiary: IT Staffing Ltd.
                                               55 University Avenue, Suite 505
                                               Toronto, Ontario, Canada M5J 2H7
                                               Attention: Declan French
                                               President and CEO

                  with a copy to:              Gersten, Savage & Kaplowitz, LLP
                                               101 East 52nd Street, 9th Floor
                                               New York, New York 10022
                                               Attention: Arthur S. Marcus, Esq.

                  If to Trans Global:          Trans Global Services, Inc.
                                               1393 Veterans Memorial Highway
                                               Hauppauge, New York 11788
                                               Attention: Joseph G. Sicinski
                                                          President and CEO

                  with a copy to:              Esanu Katsky Korins & Siger, LLP
                                               605 Third Avenue
                                               New York, New York 10158
                                               Attention: Asher S. Levitsky P.C.

            (d) Entire Agreement; Modifications; Waiver. This Agreement and the documents and other agreements specifically referred to herein constitutes the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings, discussions and letters of intent with respect thereto. No amendment or modification of this Agreement and no waiver of any provision or condition hereof or granting of any consent contemplated hereby, shall be valid unless it is in writing, expressly refers to this Agreement and states that it is an amendment, modification or waiver and signed by all Parties, in the case of an amendment or modification, or the Party granting the waiver, in the case of a waiver. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same term or condition or any other term or condition of this Agreement on any future occasion.

            (e) Successors and Assigns. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successor and assigns of the Parties hereto; provided, that no Party may assign this Agreement or any of its rights under this Agreement without the written consent of the other Party.

            (f) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

            (g) Governing Law and Severability. Except to the extent that Delaware Law is mandatorily applicable to the Merger, this Agreement shall be governed by the laws of the Province of Ontario as applied to agreements entered into and to be performed such province. If any provision of this Agreement or any application thereof is held to be unenforceable, the remainder of the Agreement and any application of such provision shall not be affected thereby and to the extent permitted by law, there shall be substituted for the provisions held unenforceable, provisions which shall, as nearly as possible, have the same economic effect as the provisions held unenforceable.

            (h) Publicity. Except for disclosure required by law, the timing and content of any announcements and press releases made prior to the Closing concerning the transactions contemplated by this Agreement shall be determined by joint consultation of the Parties.

            (i) Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Agreement.

            (j) Schedules and Exhibits. All of the schedules and exhibits to this Agreement are hereby incorporated in this Agreement and shall be deemed and construed to be a part of this Agreement for all purposes.

            IN WITNESS WHEREOF, each Party executed this Agreement as of the date first above written.


                                        IT STAFFING LTD.

                                        By: /s/ Declan French
                                            ------------------------------------
                                            Declan French
                                            President and CEO


                                        IT ACQUISITION CORP.

                                        By: /s/ Declan French
                                            ------------------------------------
                                            Declan French
                                            President


                                        TRANS GLOBAL SERVICES, INC.

                                        By: /s/ Jospeph G. Sicinski
                                            ------------------------------------
                                            Joseph G. Sicinski
                                            President and CEO

                                List of Exhibits

Exhibit      Description                                               Article
-------      -----------                                               -------
  1          Certificate of Merger                                     1(c)
  2          List of Officers and Directors                            1(f)
  3          Joseph G. Sicinski Employment Agreement                   8(a)(iv)
  4          Glen R. Charles Employment Agreement                      8(a)(iv)
  5          Opinion of Counsel for Trans Global                       8(b)(iv)
  6          Opinion of Counsel for Parent                             8(c)(iv)
  7          Form of Promissory Note                                   9(g)

                                    Exhibit 1

                              Certificate of Merger

                              CERTIFICATE OF MERGER
                                       of
                             ITS ACQUISITION CORP.,
                             a Delaware Corporation
                                      into
                          TRANS GLOBAL SERVICES, INC.,
                             a Delaware Corporation

            Under Section 252 of the General Corporation Law of the State of Delaware

IT HEREBY CERTIFIED THAT:

            1. The constituent business corporations participating in the Merger herein certified are:

                  (a) ITS Acquisition Corp., which is incorporated under the laws of the State of Delaware; and

                  (b) Trans Global Services, Inc., which is incorporated under the laws of the State of Delaware.

            2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

            3. The name of the surviving corporation in the Merger is Trans Global Services, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said Merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

            4. The Certificate of Incorporation of Trans Global Services, Inc., as now in force and effect shall continue to be the Certificate of Incorporation of the Surviving Corporation, except that, paragraph 4(a) of Trans Global Services, Inc.'s Certificate of Incorporation shall be amended to read as follows:

                  "4(a) The total number of share of capital stock which the corporation is authorized to issue is 1,000 shares, all of which shall be shares of Common Stock and shall have a par value of $.01 per share."

            5. The executed Agreement and Plan of Merger is on file at the following address:

                  ITS Acquisition Corp.
                  c/o IT Staffing Ltd.
                  55 University Avenue, Suite 505
                  Toronto, Ontario, Canada M5J 2H7
                  Tel: (416) 364-8800

            6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request, and without cost, to any stockholder of each of the constituent corporations.

            IN WITNESS WHEREOF, each of the each of the constituent corporations has caused this certificate to be signed by a duly authorized officer this ____ day of _____, 1999, and affirm as true the foregoing under penalties or perjury.


                                        TRANS GLOBAL SERVICES, INC.
                                        a Delaware Corporation

                                        By: ____________________________________
                                              Joseph G. Sicinski
                                              President and CEO


                                        ITS ACQUISITIONS CORP.
                                        a Delaware Corporation

                                        By: ____________________________________
                                              Declan French
                                              President and CEO

                                   Exhibit 2

                         List of Officers and Directors

The following persons will be the directors and officers of Trans Global at the effectiveness of the Merger.

Directors                        Officer                 Title
---------                        -------                 -----
Declan French, Chairman          Joseph G. Sicinski      President and Chief
                                                         Executive Officer
Lloyd MacLean, Director          Glen R. Charles         Chief Financial Officer
Joseph G. Sicinski, Director     Lloyd MacLean           Treasurer
Glen R. Charles, Director        Declan French           Secretary
Blair Taylor, Director

                                    Exhibit 3

                     Joseph G. Sicinski Employment Agreement

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (the "Agreement") made as of this ____ day of _____, 1999 by and among IT STAFFING LTD., an Ontario corporation (hereinafter referred to as "Company"), TRANS GLOBAL SERVICES, INC., a Delaware corporation (hereinafter referred to as "Trans Global") and JOSEPH G. SICINSKI (hereinafter referred to as "Executive");

                              W I T N E S S E T H:

            WHEREAS, pursuant to an agreement and plan of merger (the "Merger Agreement") among Company, ITS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Company ("ITS Subsidiary"), and Trans Global, ITS Subsidiary will merge with and into Trans Global (the "Merger"); and

            WHEREAS, Company and Trans Global desire to obtain the benefits of Executive's knowledge, skill and ability and to employ Executive on the terms and conditions hereinafter set forth; and

            WHEREAS, Executive is willing to provide his services to Company and Trans Global and to accept employment by Company and Trans Global on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

            1. Employment of Executive. Company hereby employs Executive as its Executive Vice President and Trans Global employs Executive its Chief Executive Officer and President, and Executive shall serve in such capacities as hereinafter defined.

            2. Term. This Agreement shall have a term (the "Term") three (3) years commencing on the effective date of the Merger (the "Commencement Date"). Each of the twelve (12) month periods commencing on the Commencement Date and each anniversary of the Commencement Date is referred to as an "Annual Period." During the Term, Executive shall devote substantially all of his business time and efforts to Company and Trans Global and their subsidiaries.

            3. Duties.

                  (a) Executive hereby agrees that, throughout the Term, he shall devote his business time, attention, knowledge and skills, diligently in furtherance of the business of Company and Trans Global, shall perform the duties assigned to him by the Board of Directors of Company consistent with his executive position with Company and Trans Global and shall observe and carry out such rules and regulations, policies and directions as the Board of Directors of Company may from time to time establish to the extent consistent herewith. During the term of this Agreement, Executive shall do such traveling as may be reasonably required of him in the performance of his duties on behalf of Company and Trans Global. Executive shall be available to confer and consult with and advise the officers and directors of Company at such times during business hours that may be reasonably required by Company. Executive, in his capacity as an employee of Company, shall report directly and solely to the Chief Executive Officer of Company.

                  (b) Company agrees that Executive will be included as one (1) of the nominees designated by Company's Board of Directors for election as a Director at each annual or other meeting of Company at which Directors are elected which takes place during the Term.

                  (c) Executive shall not be precluded from engaging in charitable and community activities, serving as a Director of other corporations and managing his personal and financial affairs, provided that such activities shall not interfere in any material way with Executive's duties pursuant to this Agreement.

            4. Compensation.

                  (a) Salary.

                        (i) Executive shall be paid two-hundred-sixty-six-thousand United States dollars ( US$266,000.00) for each Annual Period, less deductions and withholdings required by applicable law (the "Salary"). Executive shall be paid periodically in accordance with the policies of Trans Global during the Term, but not less frequently than weekly. For each Annual Period following the First Annual Period, Executive shall receive an increase in Salary equal to the cost of living index. The cost of living index shall mean that "Consumers Price Index for Urban Wage Earners and Clerical Workers (Revised Series) - New York Metropolitan Area," published by the Bureau of Labor statistics of the United States Department of Labor.

                        (ii) The increase in the cost of living index shall be determined as follow: Commencing in 2000, the cost of living index, as hereinafter defined, for the calendar month (the "Applicable Month") prior to the month in which the Commencement Date occurs, shall be compared with the cost of living index for the Applicable month of the previous year. The cost of living increase shall mean the percentage increase in the cost of living index from the Applicable Month in the previous year to the Applicable Month as of which the computation is made. Such determination shall be made as soon as possible after the release of the cost of living index for the Applicable Month as of which the computation is being made, and Company and Trans Global shall, on the next payroll date, pay to Executive any additional Salary accrued but not paid pending determination of the cost of living increase.

                  (b) Benefits. Executive shall be entitled to participate in and receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Company as may now or hereafter exist. Executive shall also be entitled to participate in or receive all other benefits and perquisites generally available to executives of Company that may be in effect from time to time during the Executive's employment hereunder. Company shall be under no obligation to institute or continue the existence of any such employee plan, benefit or prerequisite.

                  (c) Automobile Allowance. Company shall provide Executive with a monthly automobile allowance of six hundred United States dollars (US$600.00).

                  (d) Stock Compensation. Upon the execution hereof, the Company shall issue to Executive an option to purchase thirty-seven-thousand (37,000) shares of the Company's common shares, no par value per share ("Company Stock"), at an exercise price of two United States dollars (US$2.00) per share. The term of such option shall be for a period of three (3) years from the Commencement Date and shall vest immediately upon the execution of this Agreement

                  (e) Bonus. As an executive officer of Company, Executive is eligible for an annual bonus, if any, which will be determined by the Board of Directors of the Company, in its sole discretion. For purposes of determining the annual bonus payable to Executive, if any, the Board of Directors of the Company shall treat Trans Global and its subsidiaries as a corporation operated separately from the Company and its other subsidiaries, with no charges for or allocations of corporate overhead, unless otherwise agreed by the Company and Executive.

            5. Expenses. Company and Trans Global shall reimburse Executive, within thirty (30) days of his presentation of receipts or vouchers thereof, for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of Company and Trans Global, in accordance with policies of Company and Trans Global from time to time in effect.

            6. Vacation. Executive shall be entitled to receive four (4) weeks paid vacation per calendar year. To the extent Executive shall not have used his vacation time by December 31 of any year, Company and Trans Global shall pay executive for all vacation time accrued and not used, based on Executive's Salary in effect on such date. Executive's right to vacation for any calendar year shall be fully accrued on January 1st of such year.

            7. Stock Issuance.

                  (a) At the effective time of the Merger, Company shall issue to Executive one-fourth (1/4) share of Company Stock, for each share of common stock, par value $.01 per share, of Trans Global, which Executive owns at the effective time of the Merger. In determining the number of shares of common stock of Trans Global owned by Executive, shares of common stock of Trans Global which are issuable upon exercise of Trans Global options or warrants which have been exercised by Executive prior to the effective time of the Merger shall be deemed issued and outstanding, regardless of whether (i) any checks issued in respect of such exercise shall have cleared or (ii) any stock certificates shall have been issued, provided that no certificates for this be issued in respect of such shares until Trans Global shall be advised by its bank that the checks have cleared.

                  (b) In addition, as payment in full for services rendered by Executive in connection with Company's acquisition of Cad Cam, Inc., an Ohio corporation, Company will issue to Executive at the effective time of the Merger, fifty thousand (50,000) shares of Company Stock

            8. Provisions for Income Taxes.

                  (a) Company recognizes that Executive may incur significant United States Federal and New York State income tax obligations as a result of the exercise of options held by him and the issuance of shares of Company Stock pursuant of Section 7 of this Agreement. Accordingly, Company agrees to lend a maximum of two hundred fifty thousand United States dollars (US$250,000.00) in the aggregate to both Executive and Glen R. Charles. To the extent that, at Executive's request, Company lends Executive money pursuant to this Section 8, Executive shall issue a non-recourse promissory note in substantially the form included as Exhibit 7 to the Merger Agreement.

                  (b) To the extent that the tax liability of Executive shall exceed the amount of the loan pursuant to Section 8(a) of this Agreement, or to the extent that Executive elects to pay any part of such tax through a reduction in the number shares of Company Stock issuable to him pursuant to Section 7 of this Agreement, Executive may satisfy his tax liability in whole or in part by a reduction in the number of shares of Company Stock to be issued to him pursuant to said Section 7, and the value of such shares of Company Stock, shall be treated as Federal and/or New York State income tax withheld by Company on the effective date of the Merger and such value shall be paid to such taxing authorities when such payment is due. Each share of Company Stock which is used by Executive as tax payment shall be valued at the price of the Company Stock on the effective date of the Merger.

                  (c) Executive shall specify the amount of the loan pursuant to
Section 8(a) of this Agreement and the amount of Federal and New York State taxes to withheld pursuant to Section 8(b) of this Agreement, by written notice to Company not later than fifteen (15) days after the Commencement Date.

            9. Executive's Representations. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Executive's execution and performance of this Agreement is not a violation or breach of any agreement between Executive and any other person or entity.

            10. Non-disclosure of Confidential Information; Ownership of Intellectual Property Rights; Non-Competition; Covenant Not to Compete.

                  (a) Non-disclosure of Confidential Information. During the term of this Agreement and for two (2) years thereafter, Executive will keep confidential and will not directly or indirectly divulge to any one or use or otherwise appropriate for Executive's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Executive might subsequently be employed or otherwise associated or affiliated, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description relating to the business of Company provided that such information is not and does not in the future become known or available to third parties as a result of a disclosure by Executive or his agents.

                  (b) Company Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, relating to the business of Company which Executive shall prepare, use, construct, observe, possess or control, except Executive's copies of all such documents which pertain to Executive ("Company Materials"), shall be and remain the sole property of Company. Upon termination of this Agreement, Executive shall deliver promptly to Company all such Company Materials.

                  (c) Certain Restrictions on Business Activities. During the term of this Agreement, and for a period of two (2) years thereafter, Executive agrees that:

                        (i) Business Activities. Executive will not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Company's business, and he will not undertake planning for or organization of any business activity directly competitive with Company's business, or combine or conspire with other employees or representatives of Company's business for the purpose of organizing any such competitive business activity, except the purchase of less than five percent (5%) of the stock of a publicly traded company.

                        (ii) Solicitation of Employees, Etc. Executive will not, directly or indirectly or by action in concert with others, induce or influence or seek to induce or influence any person who is engaged as an employee, agent, independent contractor or otherwise by Company to terminate his or her employment or engagement.

                  (d) Severability. Executive agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

            11. Termination.

                  (a) Termination by Company.

                        (i) Company may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Executive in conduct that constitutes activity in direct competition with Company's businesses; (B) the conviction of Executive for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) deliberate actions taken by Executive to the material detriment of Company; (E) material breach of this Agreement; and/or (F) the failure of Trans Global to meet the projected numbers outlined in Exhibit A attached hereto, for any two
(2) consecutive quarters during the Term or any full year during the Term. Notwithstanding anything to the contrary in this Section 11(a)(i), Company may not terminate Executive's employment under this Agreement for Cause unless Executive shall have first received notice from the Board of Directors of the Company advising Executive of the specific acts or omissions alleged to constitute Cause under Sections 11(a)(i)(A) through 11(a)(i)(E), and such acts or omissions continue after Executive shall have had a reasonable opportunity (at least twenty (20) days from the date Executive receives the notice from the Board) to correct the acts or omissions so complained of. Company may terminate Executives employment under Section 11(a)(i)(F) without giving notice to Executive.

                        (ii) In the event that during the Term, Executive shall become Disabled (as that term is defined herein), the Company may terminate this Agreement and Executive's employment hereunder at any time upon ten (10) days' written notice to Executive and Executive shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in Section 4(a) to which he was theretofore entitled, payable in equal installments no less frequently than monthly. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when, by reason of his physical or mental incapacity, Executive shall not perform his duties hereunder for a period of four (4) consecutive months or for an aggregate of one-hundred-twenty (120) days in any consecutive period of six (6) months.

                        (iii) This Employment Agreement and Company's obligations hereunder shall terminate upon Executive's death. Upon termination for death, Company shall continue to pay Salary and benefits pursuant to Section 4 of this Agreement to the surviving spouse of Executive (or if there is none to Executive's estate) for the succeeding six (6) months.

                  (b) Termination by Executive. Executive shall have the right to terminate his employment under this Agreement upon thirty (30) days' notice to Company given within ninety (90) days following the occurrence of any of the following events:

                        (i) Executive's duties and responsibilities and titles hereunder are reduced so that his duties cease to be those of the Chief Executive Officer and President of Trans Global and Executive Vice President of Company;

                        (ii) Executive's Salary is reduced from the level which is payable to Executive pursuant to Section 4(a) of this Agreement or Executive's other benefits are materially; or

                        (ii) A material breach of this Agreement by Company is not cured within thirty (30) days of written notice of such breach.

                  (c) Effect of Termination. If Company shall terminate Executive's employment other than due to his death or disability or for Cause, or if Executive shall terminate this Agreement under Section 11(b) of this Agreement, Executive shall continue to be entitled to his Salary and benefits provided for in Section 4 of this Agreement for the remainder of the Term as it may be extended from time to time.

            12. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the Province of Ontario. No provision of this Agreement shall be construed against or interpreted to the disadvantage to any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            13. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof, any prior agreement or understanding between Company, Trans Global and Executive with respect to Executive's employment by Company and Trans Global. This Agreement may not be amended except by an agreement in writing signed by all parties, and no provision of this Agreement may be waived except by a writing signed by the party granting the waiver. Waiver or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

            14. Binding Effect. This Agreement shall inures to the benefit of, and is binding upon, the Company and Trans Global and their respective successors and assigns, and Executive, together with Executive's executor, administrator, personal representatives, heirs, and legatees. The financial obligation of Company and Trans Global are the joint and several obligations of such parties

            15. Survival of Obligations. The covenants in Section 10 of this Agreement shall survive the termination of Executive's employment for the period set forth therein.

            16. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent by telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, and provided that the recipient has given the transmitting party a telefax number; or (c) received by the addressee if sent by express mail or overnight courier delivery service which obtains acknowledgment of receipt, in each case to the appropriate addresses, telefax numbers as the party may designate to itself by notice to the other parties:

                  (I)   if to the Company or Trans Global:

                        IT Staffing Ltd.
                        55 University Avenue, Suite 505
                        Toronto, Ontario, Canada M5J 2H7
                        Attention: Declan French, Chief Executive Officer
                        Telefax: (416) 364-2424

                        With a copy to:
                        Gersten, Savage & Kaplowitz, LLP
                        101 East 52nd Street
                        New York, New York 10022
                        Attention: Arthur Marcus, Esq.
                        Telefax: (212) 980-5192

                  (ii)  if to the Executive:

                        Joseph G. Sicinski
                        38 Woodhollow Road
                        Great River, New York 11739
                        Telefax: None

            18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

            19. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one (1) and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                        IT STAFFING LTD.


                                        By: ____________________________________
                                              Declan French
                                              President and CEO


                                        By: ____________________________________
                                              Joseph G. Sicinski

                                    Exhibit 4

                      Glen R. Charles Employment Agreement

                              EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (the "Agreement") made as of this ____ day of _____, 1999, by and between TRANS GLOBAL SERVICES, INC., a Delaware corporation (hereinafter referred to as "Company") and GLEN R. CHARLES, (hereinafter referred to as "Executive");

                              W I T N E S S E T H:

            WHEREAS, pursuant to an agreement and plan of merger (the "Merger Agreement") among IT Staffing Ltd., an Ontario Corporation, ("ITS"), ITS Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of ITS ("ITS Subsidiary"), and Company, ITS Subsidiary will merge with and into Company (the "Merger"); and

            WHEREAS, Company desires to obtain the benefits of Executive's knowledge, skill and ability and to employ Executive on the terms and conditions hereinafter set forth; and

            WHEREAS, Executive is willing to provide his services to Company and to accept employment by Company on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

            1. Employment of Executive. Company hereby employs Executive as its Chief Financial Officer, and Executive shall serve in such capacities as hereinafter defined.

            2. Term. This Agreement shall have a term (the "Term") three (3) years commencing on the effective date of the Merger (the "Commencement Date"). Each of the twelve (12) month periods commencing on the Commencement Date and each anniversary of the Commencement Date is referred to as an "Annual Period." During the Term, Executive shall devote substantially all of his business time and efforts to Company and its subsidiaries.

            3. Duties.

                  (a) Executive hereby agrees that, throughout the Term, he shall devote his business time, attention, knowledge and skills, diligently in furtherance of the business of Company, shall perform the duties assigned to him by the Board of Directors of Company consistent with his executive position with Company and shall observe and carry out such rules and regulations, policies and directions as the Board of Directors of Company may from time to time establish to the extent consistent herewith. Executive shall be available to confer and consult with and advise the officers and directors of Company at such times during business hours that may be reasonably required by Company. Executive, in his capacity as an employee of Company, shall report directly and solely to the Chief Executive Officer of Company.

                  (b) Executive shall not be precluded from engaging in charitable and community activities, serving as a Director of other corporations and managing his personal and financial affairs, provided that such activities shall not interfere in any material way with Executive's duties pursuant to this Agreement.

            4. Compensation.

                  (a) Salary.

                        (i) Executive shall be paid one hundred twenty seven thousand nine hundred sixty United States dollars ( US$127,960.00) for each Annual Period, less deductions and withholdings required by applicable law (the "Salary"). Executive shall be paid periodically in accordance with the policies of Trans Global during the Term, but not less frequently than weekly. For each Annual Period following the First Annual Period, Executive shall receive an increase in Salary equal to the cost of living index. The cost of living index shall mean that "Consumers Price Index for Urban Wage Earners and Clerical Workers (Revised Series) - New York Metropolitan Area," published by the Bureau of Labor statistics of the United States Department of Labor.

                        (ii) The increase in the cost of living index shall be determined as follow: Commencing in 2000, the cost of living index, as hereinafter defined, for the calendar month (the "Applicable Month") prior to the month in which the Commencement Date occurs, shall be compared with the cost of living index for the Applicable month of the previous year. The cost of living increase shall mean the percentage increase in the cost of living index from the Applicable Month in the previous year to the Applicable Month as of which the computation is made. Such determination shall be made as soon as possible after the release of the cost of living index for the Applicable Month as of which the computation is being made, and Company and Trans Global shall, on the next payroll date, pay to Executive any additional Salary accrued but not paid pending determination of the cost of living increase.

            (b) Benefits. Executive shall be entitled to participate in and receive the benefits of all pension, profit-sharing, deferred compensation, retirement, hospitalization, insurance, medical or dental or other benefit plan or arrangement generally available to executive employees of Company as may now or hereafter exist. Executive shall also be entitled to participate in or receive all other benefits and perquisites generally available to executives of Company that may be in effect from time to time during the Term. Company shall be under no obligation to institute or continue the existence of any such employee plan, benefit or prerequisite.

                  (c) Automobile Allowance. Company shall provide Executive with a monthly automobile allowance of four hundred United States dollars (US$400.00).

                  (d) Bonus. As an executive officer of Company, Executive is eligible for an annual bonus, if any, which will be determined by the Board of Directors of the Company, in its sole discretion.

            5. Expenses. Company shall reimburse Executive, within thirty (30) days of his presentation of receipts or vouchers thereof, for all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of Company in accordance with policies of Company from time to time in effect.

            6. Vacation. Executive shall be entitled to receive four (4) weeks paid vacation per calendar year. To the extent Executive shall not have used his vacation time by December 31 of any year, Company and Trans Global shall pay executive for all vacation time accrued and not used, based on Executive's Salary in effect on such date. Executive's right to vacation for any calendar year shall be fully accrued on January 1st of such year,

            7. Stock Issuance.

                  (a) At the effective time of the Merger, Company shall issue to Executive one-fourth (1/4) share of ITS common stock, no par value per share ("ITS Stock"), for each share of common stock, par value $.01 per share, of Company, which Executive owns at the effective time of the Merger. In determining the number of shares of common stock of Company owned by Executive, shares of common stock of Company which are issuable upon exercise of Company options or warrants which have been exercised by Executive prior to the effective time of the Merger shall be deemed issued and outstanding, regardless of whether (i) any checks issued in respect of such exercise shall have cleared or (ii) any stock certificates shall have been issued, provided that no certificates for this be issued in respect of such shares until Company shall be advised by its bank that the checks have cleared.

            8. Provisions for Income Taxes.

                  (a) ITS and Company recognize that Executive may incur significant United States Federal and New York State income tax obligations as a result of the exercise of options held by him and the issuance of shares of ITS Stock pursuant of Section 7 of this Agreement. Accordingly, ITS agrees to lend a maximum of two hundred fifty thousand United States dollars (US$250,000.00) in the aggregate to both Executive and Joseph G. Sicinski. To the extent that, at Executive's request, ITS lends Executive money pursuant to this Section 8, Executive shall issue a non-recourse promissory note in substantially the form included as Exhibit 7 to the Merger Agreement.

                  (b) To the extent that the tax liability of Executive shall exceed the amount of the loan pursuant to Section 8(a) of this Agreement, or to the extent that Executive elects to pay any part of such tax through a reduction in the number shares of ITS Stock issuable to him pursuant to Section 7 of this Agreement, Executive may satisfy his tax liability in whole or in part by a reduction in the number of shares of ITS Stock to be issued to him pursuant to said Section 7, and the value of such shares of ITS Stock, shall be treated as Federal and/or New York State income tax withheld by Company on the effective date of the Merger and such value shall be paid to such taxing authorities when such payment is due. Each share of ITS Stock which is used by Executive as tax payment shall be valued at the price of the ITS Stock on the effective date of the Merger.

                  (c) Executive shall specify the amount of the loan pursuant to
Section 8(a) of this Agreement and the amount of Federal and New York State taxes to withheld pursuant to Section 8(b) of this Agreement, by written notice to Company not later than fifteen (15) days after the Commencement Date. Executive understands, agrees and acknowledges, that if Executive and Joseph G. Sicinski shall request loans in excess of two hundred fifty thousand United States dollars (US$250,000.00), loans shall be made to Joseph G. Sicinski, to the extent requested by him, before any loans are made to Executive.

            9. Executive's Representations. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Executive's execution and performance of this Agreement is not a violation or breach of any agreement between Executive and any other person or entity.

            10. Non-disclosure of Confidential Information; Ownership of Intellectual Property Rights; Non Competition; Covenant Not to Compete.

                  (a) Non-disclosure of Confidential Information. During the term of this Agreement and for two (2) years thereafter, Executive will keep confidential and will not directly or indirectly divulge to any one or use or otherwise appropriate for Executive's own benefit, or on behalf of any other person, firm, partnership or corporation by whom Executive might subsequently be employed or otherwise associated or affiliated, any Confidential Information (as defined herein). For this purpose, "Confidential Information" means any and all trade secrets or other confidential information of any kind, nature or description relating to the business of Company provided that such information is not and does not in the future become known or available to third parties as a result of a disclosure by Executive or his agents.

                  (b) Company Materials. All reports and analysis, designs, drawings, contracts, contractual arrangements, specifications, computer software, computer hardware and other equipment, computer printouts, computer disks, documents, memoranda, notebooks, correspondence, files, lists and other records, and the like, and all photocopies or other reproductions thereof, relating to the business of Company which Executive shall prepare, use, construct, observe, possess or control, except Executive's copies of all such documents which pertain to Executive

("Company Materials"), shall be and remain the sole property of Company. Upon termination of this Agreement, Executive shall deliver promptly to Company all such Company Materials.

                  (c) Certain Restrictions on Business Activities. During the term of this Agreement, and for a period of two (2) years thereafter, Executive agrees that:

                        (i) Business Activities. Executive will not, directly or indirectly, own an interest in, operate, join, control or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder or principal of any corporation, partnership, proprietorship, firm, association, person or other entity providing services and/or products or a combination thereof which directly or indirectly compete with Company's business, and he will not undertake planning for or organization of any business activity directly competitive with Company's business, or combine or conspire with other employees or representatives of Company's business for the purpose of organizing any such competitive business activity, except the purchase of less than five percent (5%) of the stock of a publicly traded company.

                        (ii) Solicitation of Employees, Etc. Executive will not, directly or indirectly or by action in concert with others, induce or influence or seek to induce or influence any person who is engaged as an employee, agent, independent contractor or otherwise by Company to terminate his or her employment or engagement.

                  (d) Severability. Executive agrees, in the event that any provision of this Section 8 or any word, phrase, clause, sentence or other portion thereof shall be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Section 8 as modified legal and enforceable to the fullest extent permitted under applicable laws. The validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby and shall remain valid and enforceable to the fullest extent permitted under applicable laws. A waiver of any breach of the provisions of this Section 8 shall not be construed as a waiver of any subsequent breach of the same or any other provision.

            11. Termination.

                  (a) Termination by Company.

                        (i) Company may terminate this Agreement upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Executive in conduct that constitutes activity in direct competition with Company's businesses; (B) the conviction of Executive for the commission of a felony; (C) the habitual abuse of alcohol or controlled substances; (D) deliberate actions taken by Executive to the material detriment of Company; (E) material breach of this Agreement; and/or (F) the failure of Company to meet the projected numbers as outlined in Exhibit A attached hereto, for any two (2) consecutive quarters during the Term or any full year during the Term. Notwithstanding anything to the contrary in this Section 11(a)(i), Company may not terminate Executive's employment under this Agreement for Cause unless Executive shall have first received notice from the Board of Directors of the Company advising Executive of the specific acts or omissions alleged to constitute Cause under Sections 11(a)(i)(A) through 11(a)(i)(E), and such acts or omissions continue after Executive shall have had a reasonable opportunity (at least twenty (20) days from the date Executive receives the notice from the Board) to correct the acts or omissions so complained of. Company may terminate Executives employment under Section 11(a)(i)(F) without giving notice to Executive.

                        (ii) In the event that during the term of his employment with Company, Executive shall become Disabled (as that term is defined herein), Company may terminate this Agreement and Executive's employment hereunder at any time upon ten (10) days' written notice to Executive and Executive shall be entitled to receive disability payments during the succeeding 12-month period at a rate equal to one-half of the rate of the base salary as provided in Section 4(a) to which he was theretofore entitled, payable in equal installments no less frequently than monthly. For the purposes of this Agreement, Executive shall be deemed to have become Disabled when, by reason of his physical or mental incapacity, Executive shall not perform his duties hereunder for a period of four (4) consecutive months or for an aggregate of one-hundred-twenty (120) days in any consecutive period of six (6) months.

                        (iii) This Employment Agreement and Company's obligations hereunder shall terminate upon Executive's death. Upon termination for death, Company shall continue to pay the Salary and benefits pursuant to
Section 4 of this Agreement to the surviving spouse of Executive (or if there is none to Executive's estate) for the succeeding six (6) months.

                  (b) Termination by Executive. Executive shall have the right to terminate his employment under this Agreement upon thirty (30) days' notice to Company given within ninety (90) days following the occurrence of any of the following events:

                        (i) Executive's duties and responsibilities and titles hereunder are reduced so that his duties cease to be those of the Chief Financial Officer of Company;

                        (ii) Executive's Salary is reduced from the level which is payable to Executive pursuant to Section 4(a) of this Agreement or Executive's other benefits are materially; or

                        (ii) A material breach of this Agreement by Company is not cured within thirty (30) days of written notice of such breach.

                  (c) Effect of Termination. If Company shall terminate Executive's employment other than due to his death or disability or for Cause, or if Executive shall terminate this Agreement under Section 11(b) of this Agreement, Executive shall continue to be entitled to his Salary and benefits provided for in Section 4 of this Agreement for the remainder of the Term as it may be extended from time to time.

            12. Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with, the laws of the Province of Ontario. No provision of this Agreement shall be construed against or interpreted to the disadvantage to any party hereto by any court or other governmental or judicial authority or by any board of arbitrators by reason of such party or its counsel having or being deemed to have structured or drafted such provision. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            13. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated herein and supersedes, effective as of the date hereof, any prior agreement or understanding between Company and Executive with respect to Executive's employment by Company. This Agreement may not be amended except by an agreement in writing signed by all parties, and no provision of this Agreement may be waived except by a writing signed by the party granting the waiver. Waiver or failure to exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

            14. Binding Effect. This Agreement shall inures to the benefit of, and is binding upon the Company and its respective successors and assigns, and Executive, together with Executive's executor, administrator, personal representatives, heirs, and legatees.

            15. Survival of Obligations. The covenants in Section 10 of this Agreement shall survive the termination of Executive's employment for the period set forth therein.

            16. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            17. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when (a) delivered by hand; (b) sent by telefax, (with receipt confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested, and provided that the recipient has given the transmitting party a telefax number; or (c) received by the addressee if sent by express mail or overnight courier delivery service which obtains acknowledgment of receipt, in each case to the appropriate addresses, telefax numbers as the party may designate to itself by notice to the other parties:

                  if to Company:

                  Trans Global Services, Inc.

                  1393 Veterans Memorial Highway
                  Hauppauge, New York 11788
                  Attention: Joseph G. Sicinski, President and CEO
                  Telefax: (516) 724-0039

                  With a copy to:

                  Gersten, Savage & Kaplowitz, LLP
                  101 East 52nd Street
                  New York, New York 10022
                  Attention: Christopher J. Kelly, Esq.
                  Telefax: (212) 980-5192

                  if to the Executive:

                  Glen R. Charles
                  18 Locust avenue
                  Coram, New York 11727
                  Telefax: None

            18. Severability of Agreement. Should any part of this Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

            19. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one (1) and the same instrument.

                       [Signatures on the following page]

            IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                        TRANS GLOBAL SERVICES, INC.

                                        By: ____________________________________
                                              Joseph G. Sicinski
                                              President and CEO

                                        By: ____________________________________
                                              Glen R. Charles

It is agreed and accepted that IT Staffing Ltd. will be bound to Sections 7 and 8 of the forgoing agreement

                                        IT STAFFING LTD.

                                        By: ____________________________________
                                              Declan French
                                              President and CEO

                                    Exhibit 5

                       Opinion of Counsel to Trans Global

      (i) Each of the Trans Global and each TGSI Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the corporate power to own its property and conduct its business as now being conducted and is qualified to conduct business as a foreign corporation in each jurisdiction in which, to the best of such counsel's knowledge, it owns or leases real property.

      (ii) This Agreement has been duly executed and delivered by Trans Global, all corporate or other action necessary for Trans Global to approve this Agreement and the performance of the terms of this Agreement have been taken, and this Agreement constitutes the legal, valid and binding obligations of Trans Global, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies); provided, however, that no opinion is given as to the enforceability or interpretation of this Agreement under the law of the Province of Ontario.

      (iii) Such counsel has no knowledge of any material actions, suits or proceedings pending or threatened against or affecting Trans Global or any TGSI Subsidiaries in any court or before any arbitrator of any kind or before or by any governmental body except as disclosed and provided for in the Agreement. In rendering such opinion, such counsel may rely as to factual matters on certificates of officers of the Company and on certificates of governmental officers.

                                    Exhibit 6

                          Opinion of Counsel to Parent

      (i) Each of Parent and each ITS Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or province of its incorporation, has the corporate power to own its property and conduct its business as now being conducted and is qualified to conduct business as a foreign corporation in each jurisdiction in which, to the best of such counsel's knowledge, it owns or leases real property.

      (ii) This Agreement has been duly executed and delivered by Parent and Subsidiary all corporate or other action necessary for Parent and Subsidiary to approve this Agreement and the performance of the terms of this Agreement have been taken, and this Agreement constitutes the legal, valid and binding obligations of Parent and Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies).

      (iii) The Merger Shares have been duly authorized and reserved for issuance, and, when issued pursuant to this Agreement, the Employment Agreements or the Services Agreement, as the case may be, will be duly and validly authorized and issued, fully paid and non-assessable and not subject to any preemptive rights or other rights of stockholders of Parent.

      (iv) The ITS Options, when issued to the holders of the TGSI Options pursuant to Article 2(d) of this Agreement, will constitute the valid and binding obligations of ITS, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights.

      (v) Such counsel has no knowledge of any material actions, suits or proceedings pending or threatened against or affecting Parent or any ITS Subsidiary in any court or before any arbitrator of any kind or before or by any governmental body except as disclosed and provided for in the Agreement. In rendering such opinion, such counsel may rely as to factual matters on certificates of officers of the Company and on certificates of governmental officers.

                                    Exhibit 7

                             Form of Promissory Note

                                 PROMISSORY NOTE

$__________                                                    ___________, 1999

            FOR VALUE RECEIVED, __________ (the "Maker") does hereby promise to pay to IT Staffing Ltd., an Ontario corporation (alternatively referred to as the "Holder or the "Company") at 55 University Avenue, Suite 505, Toronto, Ontario Canada M5J 2H7, or at such other place as may be designated in writing from time to time by the Holder, the sum of _________ dollars ($_________), in lawful money of the United States of America, together with interest accrued from the date hereof at a rate of two percent (2%) in excess of the prime rate of interest from time to time as reported in The Wall Street Journal, in lawful money of the United States ("Payment"). Principal and interest may be prepaid at any time and in any amount with no penalty.

            Payment shall be made as follows:

            (I) The Maker shall pay the sum of $______ every three (3) months, to the Holder, commencing three (3) months from the date of execution of this Note. Thereafter, Payment shall be made no later than the 25th day of every third month with the first Payment to be made on ______, 2000;

            (ii) In the event that the Maker sells any of his shares of the Company's Common Stock, the proceeds of such sale shall be paid to the Company within three days of Maker's receipt of such proceeds; and

            (iii) On ________, 2002, the Maker shall pay the then outstanding balance on this Note in a balloon payment.

            The Maker's obligations under this Note shall be secured by a pledge of all of Maker's shares of the Company's Common Stock and Company's options to purchase shares of the Company's Common Stock (the "Shares").

            The Holder's recourse against the Maker under this Note shall be limited to the Maker's interest in the Shares. Neither the Company nor any subsequent holder shall have any other claim against the Maker.

            The occurrence of any of the following events with respect to Maker shall constitute an event of default (each an "Event of Default") which shall cause the entire principal amount of the Note and accrued interest, to become immediately due and payable without the necessity for any demand on Maker:

            (i) If Maker shall make an assignment for the benefit of creditors, or file a voluntary petition under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or apply for or consent to the appointment of a receiver, trustee or custodian of all or part of his property; or

            (ii) If Maker shall file an answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against him under the Bankruptcy Code, as amended, or any other federal or state insolvency law, or fail to make a motion to have such petition dismissed within twenty (20) days after its filing, which filing is not dismissed within sixty (60) days from the date of the filing of the motion to dismiss; or

            (iii) If a proceeding shall be commenced against Maker seeking the appointment of a trustee, receiver or custodian of all or part of Maker's property and maker does not file a motion to dismiss such petition within twenty
(20) days after its filing and such proceeding is not dismissed within sixty
(60) days after the motion to dismiss such filing; or

            (iv) A judgment or order for the payment of money in excess of fifty thousand dollars (US$50,000) shall be rendered against Maker and enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

            Failure to exercise the Holder's rights hereunder shall not constitute a waiver of the right of the right to exercise same in the event of any subsequent default.

            Maker will reimburse Holder, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note (including reasonable attorneys' fees and expenses), whether or not suit is actually instituted.

            Maker and Holder hereby irrevocably submit to the personal jurisdiction of any state or Federal court sitting in the State of New York over any suit, action or proceeding arising out of or relating to this Note. Maker and Holder hereby irrevocably waive to the fullest extent permitted by applicable law any objection which they have or hereafter have to laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Maker and Holder hereby agree to submit to the exclusive jurisdiction of the courts of the State of New York for the purpose of resolving any action or claim arising out of the performance of the provisions of this Note.

            This Note shall be construed in accordance with and governed by the laws of the Province of Ontario.

            The Maker expressly waives presentment for payment, demand and protest, notice of protest and dishonor, and all other notices in connection with the delivery, acceptance, performance default or enforcement of the payment of this Note.

            This Note may not be modified, terminated or discharged, nor shall any waiver hereunder be effective unless in writing signed by the party against whom the same is asserted.

            IN WITNESS WHEREOF, the Maker has executed this Note as of the ______day of ______, 1999.


                                        ________________________________________
                                                    (Name of Maker)